Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, January 26, 2011
Edwardsville, Illinois – Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the “Company”) (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2010.  The dividend will be payable to stockholders of record as of February 14, 2011 and is expected to be paid on February 21, 2011.  The Company has 7,887,702 shares of common stock outstanding.